UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2021
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5980 Horton Street, Suite 405
Emeryville
CA	94608
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
3911 Sorrento Valley Boulevard, Suite 110
San Diego, CA 92121
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 12, 2021, the Board of Directors of Ligand Pharmaceuticals Incorporated (the “Company”) appointed Jennifer Cochran, Ph.D., to the Company’s Board of Directors. The appointment was made based upon the recommendation of the Nominating and Corporate Governance Committee of the Company’s Board of Directors.

Dr. Cochran, 49, has served in numerous roles at Stanford University since 2005, where she is currently a Professor of Bioengineering and (by courtesy) of Chemical Engineering (appointed to the faculty as an Assistant Professor in January 2005, promoted to Professor in 2018), and the Shriram Chair of Bioengineering, a position she has held since September 2017. Dr. Cochran also serves as the Chief Scientific Advisor to Red Tree Venture Capital, a life-sciences-focused investment fund, since she co-founded it in August 2020. Dr. Cochran was also the Chief Scientist of Lagunita Biosciences, a healthcare investment company and incubator, from October 2015 to April 2020. Prior to Stanford, she held several research positions at the Massachusetts Institute of Technology, most recently as a Postdoctoral Fellow. Dr. Cochran currently serves on the Boards of Directors of privately-held biotechnology companies Virsti Therapeutics, Inc., Revel Pharmaceuticals, and Trapeze Therapeutics, Inc. She has also served on the Boards of Directors of privately-held biotechnology companies Nodus Therapeutics, Inc. and Combangio, Inc., as well as xCella Biosciences, Inc. until its acquisition by the Company in 2020. Dr. Cochran received a B.S. degree in biochemistry from the University of Delaware and a Ph.D. in biological chemistry from the Massachusetts Institute of Technology.

In connection with her appointment to the Board, pursuant to the Company’s independent director compensation policy, Dr. Cochran has been granted restricted stock units representing 1,161 shares of the Company’s common stock and options to purchase 4,508 shares of the Company’s common stock. The options have an exercise price per share equal to $126.36, the fair market value of the Company’s common stock on the date of grant. The foregoing awards will vest in three equal annual installments on each of the first three anniversaries following the date of grant. Dr. Cochran will also receive cash compensation for her service on the Board in accordance with the Company’s independent director compensation policy, as such policy may be amended from time to time.

There are no arrangements or understandings between Dr. Cochran and any other person pursuant to which she was selected to serve on the Board of Directors. There are no transactions in which the Company or any of its subsidiaries is a party and in which Dr. Cochran has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On July 14, 2021, the Company issued a press release relating to the appointment of Dr. Cochran to the Company’s Board of Directors. A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Note: Information in this Current Report on Form 8-K furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K furnished pursuant to Item 7.01 shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended.

Item 8.01 Other Events

Effective July 14, 2021, the corporate headquarters for the Company are now located at 5980 Horton Street, Suite 405, Emeryville, CA 94608. The Company’s telephone number remains the same: (858) 550-7500.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press release dated July 14, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: July 14, 2021	By: /s/ Charles S. Berkman Name: Charles S. Berkman Title: Senior Vice President, General Counsel and Secretary